                                                                    EXHIBIT 10.7

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                         AND LETTER OF CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND LETTER OF CREDIT AGREEMENT (this "Amendment") is made and entered into as of this 12th day of December, 2002 by and among INTERFACE, INC., a Georgia corporation, INTERFACE EUROPE B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Netherlands, INTERFACE EUROPE LTD., a private company limited by shares organized and existing under the laws of England and Wales (collectively, the "Borrowers"), INTERFACE FLOORING SYSTEMS, INC., a Georgia corporation, INTERFACE FABRICS GROUP, INC., a Delaware corporation, INTERFACE ARCHITECTURAL RESOURCES, INC., a Michigan corporation (collectively, with the Borrowers, the "L/C Account Parties"), the parties listed on the signature pages hereto as "Guarantors" (the "Guarantors"), the banks and lending institutions party to the Credit Agreement referred to below (the "Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), a national banking association, in its capacity as letter of credit issuer as provided in the Letter of Credit Agreement referred to below (the "L/C Issuer"), as domestic agent for the Lenders (the "Domestic Agent") and as multicurrency agent for the Lenders (the "Multicurrency Agent" and, together with the Domestic Agent, the "Co-Agents"), SUNTRUST BANK, in its capacity as existing letter of credit issuer as provided in the Letter of Credit Agreement referred to below (the "Existing L/C Issuer") and as collateral agent for the Co-Agents and Lenders (the "Collateral Agent"), and CITICORP NORTH AMERICA, INC., in its capacity as syndication agent for the Co-Agents and Lenders (the "Syndication Agent").

                              Statement of Purpose

         The Lenders have extended certain credit facilities to the Borrowers and the L/C Account Parties pursuant to (i) the Fourth Amended and Restated Credit Agreement dated as of January 17, 2002, by and among the Borrowers, the Lenders, the Co-Agents, the Collateral Agent and the Syndication Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") and (ii) the Fourth Amended and Restated Letter of Credit Agreement dated as of January 17, 2002, by and among the L/C Account Parties, the Lenders, the L/C Issuer, the Existing L/C Issuer, the Co-Agents and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Letter of Credit Agreement").

         The parties now desire to amend certain provisions of the Credit Agreement and the Letter of Credit Agreement in certain respects subject to the terms and conditions set forth below.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized Terms. All capitalized undefined terms used in this Amendment shall have the meanings assigned thereto in the Credit Agreement or the Letter of Credit Agreement, as applicable.

         2.       Amendments to Credit Agreement.

                  (a) Amendment to Section 1.01. Section 1.01 of the Credit Agreement (Definitions) is hereby amended by:

                           (i)      deleting the phrase "Fifteen Million Dollars
($15,000,000)" in the definition of "Domestic L/C Subcommitment" and substituting in its place the phrase "Twenty Million Dollars ($20,000,000)."

                           (ii)     deleting the grid in the definition of
"Applicable Commitment Fee Rate" and substituting in its place the following:

                                                                                                    Applicable Commitment
  Level                               Funded Debt Coverage Ratio                                          Fee Rate
--------         -----------------------------------------------------------------                  ---------------------
I                Greater than or equal to 6.00 to 1.00                                                      0.750%
II               Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00                           0.625%
III              Greater than or equal to 4.75 to 1.00 but less than 5.50 to 1.00                           0.500%
IV               Greater than or equal to 4.00 to 1.00 but less than 4.75 to 1.00                           0.500%
V                Greater than or equal to 3.25 to 1.00 but less than 4.00 to 1.00                           0.500%
VI               Greater than or equal to 2.50 to 1.00 but less than 3.25 to 1.00                           0.500%
VII              Less than 2.50 to 1.00                                                                     0.375%

                           (iii)    deleting the grid in the definition of
"Applicable Margin" and substituting in its place the following:

                                                                                 Applicable Margin for      Applicable Margin for
  Level                          Funded Debt Coverage Ratio                          LIBOR Advances           Base Rate Advances
--------    ----------------------------------------------------------------     ---------------------      ---------------------
I           Greater than or equal to 6.00 to 1.00                                         3.50%                     1.50%
II          Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00              3.00%                     1.25%
III         Greater than or equal to 4.75 to 1.00 but less than 5.50 to 1.00              2.75%                     1.00%
IV          Greater than or equal to 4.00 to 1.00 but less than 4.75 to 1.00              2.50%                     0.75%
V           Greater than or equal to 3.25 to 1.00 but less than 4.00 to 1.00              2.25%                     0.50%
VI          Greater than or equal to 2.50 to 1.00 but less than 3.25 to 1.00              2.00%                     0.25%
VII         Less than 2.50 to 1.00                                                        1.75%                     0.00%

                           (iv)     adding the following new defined terms in
appropriate alphabetical order:

                  "`Consolidated Cash Interest Expense' shall mean, for any fiscal period of Interface, the sum of all payments of Consolidated Interest Expense that are paid in cash during such period."

                  `Consolidated Cash Tax Expense' shall mean, for any fiscal period of Interface, the sum of all federal, state or local income taxes paid in cash by the Consolidated Companies during such period (without adjustment for tax refunds received during such period).

                  `Consolidated Restricted Payments' shall mean, for any fiscal period of Interface, the sum of (a) all payments (other than regularly scheduled payments of principal and interest) made by the Consolidated Companies with respect to the Senior Subordinated Notes and Senior Notes during such period, plus (b) any purchases of Capital Stock of Interface by any Consolidated Company during such period, plus (c) dividends made by the Consolidated Companies in respect of the Capital Stock of such Consolidated Company during such period (excluding dividends made in such Capital Stock and dividends paid to Interface or any Subsidiary of Interface).

                  `Fixed Charge Coverage Ratio' shall mean the ratio of Consolidated EBITDA to Total Fixed Charges.

                  `Total Fixed Charges' shall mean, for any fiscal period of Interface, the sum of (a) Consolidated Cash Interest Expense plus (b) Consolidated Cash Tax Expense plus (c) Capital Expenditures plus (d) Consolidated Restricted Payments."

                           (v)      amending and restating the defined terms
"Borrowing Base", "Consolidated EBITDA" and "Consolidated Net Income (Loss)" as follows:

                  "`Borrowing Base' shall mean, as of any date of determination, an amount equal to the sum of (a) twenty percent (20%) of the face amount of Eligible Domestic Accounts, plus (b) fifty percent (50%) of the net book value of Eligible Domestic Inventory, plus (c) fifteen percent (15%) of the net book value of Eligible Domestic PP&E, in each case as set forth in the most recent Borrowing

         Base Certificate delivered to the Lender in accordance with the terms of Section 7.07(d).

                  `Consolidated EBITDA' shall mean, for any fiscal period of Interface, an amount equal to (i) the sum for such fiscal period of Consolidated Net Income (Loss) plus, to the extent subtracted in determining such Consolidated Net Income (Loss) for such period, (A) provisions for taxes based on income (or minus tax benefits in respect of such taxes as reflected in the financial statements for such fiscal period), (B) Consolidated Interest Expense, (C) amortization of goodwill and deferred financing costs and (D) depreciation expense in conformity with GAAP, minus (ii) any non-recurring gains (or plus any non-recurring losses; provided that, for purposes of calculating Consolidated EBITDA, cash non-recurring losses shall not exceed $10,000,000 in the aggregate during any consecutive four fiscal quarter period) for such period and minus (iii) the gain (or plus the loss) for such period attributable to the sale of any assets outside the ordinary course of business.

                  `Consolidated Net Income (Loss)' shall mean, for any fiscal period of Interface, the sum of: (A) net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, (ii) any income or loss of any Acquired Entity accrued prior to the date of the acquisition thereof, and (iii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, plus (B) solely with respect to the calculation in Section 8.04(iv) hereof, the effects of goodwill adjustments under FASB-142, to the extent deducted in the determination of Consolidated Net Income (Loss), in an aggregate amount not to exceed $55,380,000."

                  (b) Amendment to Section 7.07(d). Section 7.07(d) of the Credit Agreement (Borrowing Base Certificate) is hereby amended by deleting the words "fiscal quarter" in the second line thereof and replacing such words with the words "calendar month".

                  (c) Amendment to Section 7.09(a). Section 7.09 of the Credit Agreement (Financial Covenants) is hereby amended by:

                           (i)      deleting clause (a) (Interest Coverage) in
its entirety and substituting in its place the following:

                  "(a)     Interest Coverage. Maintain as of the last day of
         each fiscal quarter, calculated with respect to the immediately preceding four fiscal quarters, an Interest Coverage Ratio of not less than the corresponding ratio set forth below:

                  Period                                                                     Ratio
                  ------                                                                     -----
                  October 1, 2002 through
                  March 31, 2003                                                          1.55 to 1.00

                  April 1, 2003 through
                  June 30, 2003                                                           1.60 to 1.00

                  July 1, 2003 through
                  September 30, 2003                                                      1.80 to 1.00

                  Thereafter                                                              2.00 to 1.00"

                           (ii) adding a new clause (d) (Fixed Charge Coverage Ratio) as follows:

                  "(d)     Fixed Charge Coverage Ratio. Maintain as of the last
         day of each fiscal quarter, beginning with the fiscal quarter ended December 29, 2002, calculated with respect to the immediately preceding four fiscal quarters, a Fixed Charge Coverage Ratio of not less than
         1.10 to 1.00."

                  (d) Amendment to Section 8.01(h). Section 8.01 of the Credit Agreement (Indebtedness) is hereby amended by deleting clause (h) in its entirety and substituting in its place the following:

                  "(h)     the Intercompany Loans described on Schedule 6.18 and
         any other loans between Consolidated Companies; provided that:

                           (i) each loan or other extension of credit made by Interface or a Guarantor to another Consolidated Company that is not a Guarantor hereunder shall be made payable on demand and shall not be subordinated to other obligations of such Consolidated Company and all such loans and extensions of credit shall not exceed $35,000,000 in the aggregate at any one time outstanding (excluding (A) Intercompany Loans listed on Schedule 6.18, (B) the Intercompany Loans made pursuant to clause (i) of the definition of European Intercompany Loans and Investments to the extent that the European Intercompany Loans and Investments are made pursuant to the terms of the definition thereof and (C) other Intercompany Loans made for the purpose of and used reasonably concurrently for acquisitions permitted by Section 8.03) unless otherwise agreed in writing by the Required Lenders;

                           (ii) each loan or other extension of credit made to Interface or a Guarantor by another Consolidated Company that is not Interface or a Guarantor hereunder shall be made on a subordinated basis consistent with the subordinated Intercompany Loans in existence on the date of this Agreement and no portion of the principal amount thereof shall be payable prior to the Maturity Date; and

                           (iii) no such loans or other extensions of credit may be made at any time that a Default or Event of Default has occurred and is continuing or would exist as a result of such loan or other extension of credit;"

                  (e) Amendment to Section 8.04. Section 8.04 of the Credit Agreement (Payments or Refinancings in Respect of Subordinated Debt or Equity Securities; Dividends and Other Distributions) is hereby amended by:

                           (i) adding the follow parenthetical after the term "Consolidated Net Income of Interface" in clause (iv)(B) thereof:

                  "(provided that, for purposes of this Section 8.04(iv), Interface shall be permitted to add back to Consolidated Net Income the approximately $55,380,000 negative adjustment taken by Interface due to the effects of goodwill adjustments under FASB-142)"

                           (ii) adding an additional clause (vi) thereto as follows:

                  "(vi)    repurchases of the common stock of Interface from its
         employees, in connection with awards, the vesting of awards or the exercise of awards under its stock incentive plan(s), in an aggregate amount not to exceed $500,000 in any fiscal year (provided, however, that if the actual aggregate amount of such repurchases of the common stock made during any such fiscal year (the "Repurchase Amount") is less than $500,000 (the "Repurchase Limit"), then the applicable limit for the immediately succeeding fiscal year shall be increased by an amount equal to the difference between the Repurchase Limit and the Repurchase Amount)."

                  (f) Amendment to Section 8.05. Section 8.05 of the Credit Agreement (Investments, Loans, Etc.) is hereby amended by deleting clauses (a) and (c) in their entirety and substituting in their place the following:

                  "(a)     Investments (including Investments in the form of
         Intercompany Loans permitted pursuant to Section 8.01(h)) in Subsidiaries that are Guarantors under this Agreement and Investments by Interface in Interface SPC in the form of the Receivables Subordinated Notes;

                                      * * *

                  (c) (i) Investments (including Investments in the form of Intercompany Loans permitted pursuant to Section 8.01(h)) in Subsidiaries that are not Guarantors hereunder which exist as of the Closing Date; and

                           (ii) Investments (including Investments in the form of Intercompany Loans permitted pursuant to Section 8.01(h)) in Subsidiaries that are not Guarantors hereunder which are made after the Closing Date; provided that

                                    (A)      (1) all such Investments (including
                  Investments in the form of Intercompany Loans permitted pursuant to Section 8.01(h)) made pursuant to this subsection
                  (c)(ii) shall not exceed $35,000,000 in the aggregate at any one time outstanding (excluding (I) Investments in the form of Intercompany Loans listed on Schedule 6.18, (II) Investments in the form of Intercompany Loans made pursuant to clause (i) of the definition of European Intercompany Loans and Investments to the extent that the European Intercompany Loans and Investments are made pursuant to the terms of the definition thereof, (III) Investments in the form of Intercompany Loans made for the purpose of and used reasonably concurrently for acquisitions permitted by Section 8.03 and
                  (IV) Investments in Subsidiaries made pursuant to clauses (ii) and (iii) of the definition of European Intercompany Loans and Investments to the extent that the European Intercompany Loans and Investments are made pursuant to the terms of the definition thereof) unless otherwise consented to in writing by the Required Lenders; and

                                             (2)      all such Investments
                  (other than Investments in the form of Intercompany Loans) made pursuant to this subsection (c)(ii) shall not exceed $25,000,000 in the aggregate at any one time outstanding (excluding Investments in Subsidiaries made pursuant to clauses (ii) and (iii) of the definition of European Intercompany Loans and Investments to the extent that the European Intercompany Loans and Investments are made pursuant to the terms of the definition thereof) unless otherwise consented to in writing by the Required Lenders;

                                    (B)      no Investment made pursuant to this
                  subsection (c)(ii) may be made at any time that a Default or Event of Default has occurred and is continuing or would exist as a result of such Investment; and

                                    (C)      all such Investments made pursuant
                  to this subsection (c)(ii) (other than (1) Investments in the form of Intercompany Loans permitted pursuant to Section 8.01(h)), (2) the European Intercompany Loans and Investments and (3) Investments made for the purpose of and used reasonably concurrently for acquisitions permitted by Section 8.03) shall be made solely to achieve greater tax efficiencies of the Consolidated Companies;"

                  (g) Amendment to Exhibit I. Exhibit I to the Credit Agreement (Borrowing Base Certificate) is hereby amended by deleting such exhibit in its entirety and substituting in its place Exhibit I hereto.

         3.       Amendments to Letter of Credit Agreement.

                  (a) Amendment to Statement of Purpose. Paragraph B of the Statement of Purpose of the Letter of Credit Agreement is hereby amended by deleting the amount "$15,000,000" and substituting in its place the amount "$20,000,000."

                  (b) Amendment to Section 1.1. Section 1.1 of the Letter of Credit Agreement (Certain Definitions) is hereby amended by deleting the phrase "Fifteen Million Dollars ($15,000,000)" in the definition of "Domestic L/C Subcommitment" and substituting in its place the phrase "Twenty Million Dollars ($20,000,000)."

         4. Effectiveness. This Amendment shall become effective on the date that each of the following conditions has been satisfied:

                  (a) Amendment Documents. The Co-Agents shall have received this Amendment executed by each of the Co-Agents, each of the Lenders, the L/C Issuer, the Existing L/C Issuer and the Borrowers.

                  (b) Fee Letter. The Co-Agents shall have received an executed copy of the Fee Letter between the Co-Agents and the Borrowers and all fees under the Fee Letter shall have been paid.

                  (c) Other Fees and Expenses. The Co-Agents shall have been reimbursed for all fees and out of pocket charges and other expenses incurred in connection with this Amendment (including, without limitation, the costs and expenses referred to in Section 8 hereof, the Credit Agreement and the Letter of Credit Agreement) and the transactions contemplated thereby.

                  (d) Field Exam. The Domestic Agent shall have received the results of a field exam conducted by Interface (at its sole expense) on the Eligible Domestic Accounts and Eligible Domestic Inventory of the Borrowers, in form and substance satisfactory to the Domestic Agent in its sole discretion.

                  (e) Other Documents. The Co-Agents shall have received any other documents, certificates or instruments reasonably requested thereby in connection with the execution of this Amendment.

         5. Effect of the Amendment. Except as expressly modified hereby, the Credit Agreement, the Letter of Credit Agreement and the other Credit Documents shall be and remain in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement, the Letter of Credit Agreement or any other Credit Document or (b) to prejudice any other right or rights which the Domestic Agent, the Multicurrency Agent, the Collateral Agent, the Syndication Agent, the L/C Issuer, the Existing L/C Issuer or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Letter of Credit Agreement or the other Credit Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

         6.       Representations and Warranties/No Default.

                  (a) By their execution hereof, the Borrowers hereby certify that each of the representations and warranties set forth in the Credit Agreement, the Letter of Credit Agreement and the other Credit Documents is true and correct as of the date hereof as if fully set forth herein (except to the extent that such representations and warranties relate to a specific date, in which case such representations and warranties shall be true and correct as of such specific date) and no Default or Event of Default has occurred and is continuing as of the date hereof.

                  (b) By their execution hereof, the Borrowers represent and warrant that as of the date hereof there are no claims or offsets against or defenses or counterclaims to any of the obligations of any Borrower or any Guarantor under the Credit Agreement, the Letter of Credit Agreement or any other Credit Document.

                  (c) By their execution hereof, the Borrowers hereby represent and warrant that each Borrower and each Guarantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms. This Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Borrower and each Guarantor, and each such document constitutes the legal, valid and binding obligation of each Borrower and each Guarantor, enforceable in accordance with its terms.

         7. Acknowledgement by Guarantors. By their execution hereof, each of the Guarantors hereby expressly (a) consents to the modifications and amendments set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Guaranty Agreements and the other Credit Documents to which it is a party and
(c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Guaranty Agreements and the other Credit Documents to which it is a party remain in full force and effect.

         8. Costs and Expenses. The Borrowers shall pay all reasonable out-of-pocket costs and expenses of the Co-Agents in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Co-Agents.

         9. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

         10. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

         11. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

                            [Signatures Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                               BORROWERS AND L/C ACCOUNT PARTIES:

                               INTERFACE, INC., as Borrower and L/C Account
                               Party



                               By: /s/ Patrick C. Lynch
                                  ---------------------------------------------
                               Name:  Patrick C. Lynch
                               Title: Vice President

                               INTERFACE EUROPE B.V.
                               INTERFACE EUROPE LTD.

                               each as Borrower and L/C Account Party



                               By: /s/ Daniel T. Hendrix
                                  ---------------------------------------------
                               Name:  Daniel T. Hendrix
                               Title: Director

                               Interface Flooring Systems, Inc.
                               Interface Fabrics Group, Inc.
                               Interface Architectural Resources, Inc.

                               each as L/C Account Parties



                               By: /s/ Patrick C. Lynch
                                  ---------------------------------------------
                               Name:  Patrick C. Lynch
                               Title: Vice President

                           [Signature Pages Continue]

                               GUARANTORS:

                               INTERFACE, INC.
                               BENTLEY PRINCE STREET, INC.
                               BENTLEY MILLS, INC.
                               CHATHAM, INC.
                               CHATHAM MARKETING CO.
                               COMMERCIAL FLOORING SYSTEMS, INC.
                               FLOORING CONSULTANTS, INC.
                               GUILFORD OF MAINE, INC.
                               GUILFORD OF MAINE FINISHING SERVICES, INC.
                               GUILFORD OF MAINE MARKETING CO.
                               INTEK, INC.
                               INTEK MARKETING CO.
                               INTERFACE AMERICAS, INC.
                               INTERFACE AMERICAS HOLDINGS, INC.
                               INTERFACE AMERICAS RE:SOURCE TECHNOLOGIES, INC. INTERFACE ARCHITECTURAL RESOURCES, INC. INTERFACE FABRICS GROUP, INC.
                               INTERFACE FLOORING SYSTEMS, INC.
                               INTERFACE LICENSING COMPANY
                               INTERFACE OVERSEAS HOLDINGS, INC.
                               INTERFACE ROYALTY COMPANY
                               PANDEL, INC.
                               PRINCE STREET ROYALTY COMPANY
                               QUAKER CITY INTERNATIONAL, INC.
                               RE:SOURCE AMERICAS ENTERPRISES, INC.
                               RE:SOURCE MASSACHUSETTS FLOOR COVERING, INC.
                               RE:SOURCE NEW JERSEY, INC.
                               RE:SOURCE NEW YORK, INC.
                               RE:SOURCE WASHINGTON, D.C., INC.
                               SUPERIOR/REISER FLOORING RESOURCES, INC.
                               TOLTEC FABRICS, INC.

                               each as Guarantors



                               By: /s/ Patrick C. Lynch
                                  ---------------------------------------------
                               Name:  Patrick C. Lynch
                               Title: Vice President

                               Interface Real Estate Holdings, LLC, as Guarantor

                               By: BENTLEY PRINCE STREET, INC., its sole member

                                   By: /s/ Patrick C. Lynch
                                      -----------------------------------------
                                   Name:  Patrick C. Lynch
                                   Title: Vice President

                           [Signature Pages Continue]

                               AGENTS AND LENDERS:

                               WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Domestic Agent, Multicurrency Agent, L/C
                               Issuer and Lender



                               By: /s/ George M. Scott
                                  ----------------------------------------
                               Name: George M. Scott
                               Title: Vice President

                               SUNTRUST BANK, as Collateral Agent, Existing L/C Issuer and Lender



                               By: /s/ Ken Bauchle
                                  ---------------------------------------------
                               Name: Ken Bauchle
                               Title: Vice President

                               CITICORP NORTH AMERICA, INC., as Syndication
                               Agent and Lender



                               By: /s/ Mark Floyd
                                  ---------------------------------------------
                               Name: Mark Floyd
                               Title: Vice President

                               FLEET NATIONAL BANK, as Lender



                               By: /s/ Susan A. Robinson
                                  ---------------------------------------------
                               Name: Susan A. Robinson
                               Title: Vice President